Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made and entered into effective as of July 16, 2003, by and between SERACARE LIFE SCIENCES, INC., a California corporation (“Debtor”), and BARRY D. PLOST, an individual (“Secured Party”).

RECITALS:

A. Secured Party has agreed to make a loan to Debtor in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), such loan to be evidenced by a Promissory Note (the “Note”) executed by Debtor in favor of Secured Party.

B. It is a condition precedent to the making of the loan by Secured Party that Debtor agrees to execute this Security Agreement, granting to Secured Party a security interest in all of the assets of Debtor to secure payment of the Note.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Security Interest. Debtor hereby grants to Secured Party a continuing security interest in and to and a lien upon, all of the following property and interests in property of Debtor, whether now owned or existing or hereafter acquired or arising and wheresoever located, and in all property of Debtor in the possession of or deposited with Secured Party, or any affiliate of Secured Party (the “Collateral”):

(a) All agreements for use or purchase of the properties, assets and rights described herein or any part thereof and all renewals and extensions thereof, and all amounts, rents, issues, royalties, profits and rights, and other sums of money due and to become due under such other agreements for use or purchase of such properties, assets, or rights and all renewals and extensions;

(b) All cash, bank deposits, deposit accounts, checks, certificates of deposit, checking and savings accounts, bankers’ acceptances, letters of credit, United States obligations, state and municipal obligations, obligations of foreign governments and subdivisions thereof, commercial paper, notes, instruments (whether negotiable or nonnegotiable), drafts, bonds, debentures (excluding debentures convertible into shares of capital stock and other equity securities) of and claims against corporations, joint ventures, persons, partnerships, whether limited or general, and other entities of every description, and other instruments and the like;

(c) Any interest in any personal property from which any of the properties, assets and rights described above arise, including, but not limited to, repossessed and returned goods and goods covered by chattel paper;

(d) All general intangibles, choses in action, or causes of action, including, particularly, any right of indemnity or other right that Debtor may have or hereafter acquire against any Person arising under or with respect to any judgment, statute, or rule and all other properties, assets and rights of every kind and nature, including, but not limited to, rights to refunds, tax refunds, claims for tax refunds, rights of indemnification, books and records (including, without limitation, corporate and other business records, customer lists, credit files, computer programs, printouts and other computer materials and records), inventions, designs, patents, copyrights, trademarks, trade names, trade styles, trade secrets, registrations, licenses, customer lists and computer source and object codes;

(e) All equitable rights and interests of whatever kind or nature;

(f) All rights and claims in or under any policy of insurance, including, but not limited to, insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights, or intangible rights, and all liability, life, key man and business interruption insurance, together with the proceeds, products, renewals and replacements thereof, including prepaid and unearned premiums;

(g) All equipment, machinery, tools, furnishings, fixtures, vehicles and motor vehicles, and all other goods used or bought primarily for use in Debtor’s business, together with all products and proceeds of the foregoing whether due or voluntary or involuntary disposition;

(h) All instruments and all outstanding capital of any subsidiary of Debtor;

(i) All present and future inventory and merchandise, including without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

(j) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to Debtor or in which Debtor may have any interest;

(k) All real property of the Debtor, including any leasehold interests owned by the Debtor in any real property;

(l) Without in any way limiting the foregoing, the proceeds of any of the foregoing, whether derived from voluntary or involuntary disposition, products of the foregoing, and all renewals, replacements, substitutions, additions, accessions, rents, issue, royalties and profits of any of the foregoing, whether now owned, existing or hereafter acquired or arising; and

(m) All proceeds of and substitutions for any and all of the Collateral and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable to Debtor by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Security Agreement, the term

“proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Each item of Collateral listed in this Section 1 that is defined in Divisions 8 or 9 of the Uniform Commercial Code, as it exists on the date of this Security Agreement or as it may hereafter be amended, in the State of California (the “UCC”) shall, unless it is otherwise defined herein, have the meaning set forth in the UCC, as it exists on the date of this Security Agreement or as it may hereafter be amended, it being the intention of the Debtor that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

2. Obligations Secured. This Security Agreement secures the prompt payment and performance of all obligations of Debtor now or hereafter existing under the Note or any additional advances or loans made by Secured Party, whether for principal, interest, fees, expenses or otherwise, and all obligations of Debtor now or hereafter existing under this Security Agreement, or otherwise (collectively, the “Obligations”).

3. Representations and Warranties. Each of the representations and warranties given by Debtor in the Note is true and correct as of the date of this Security Agreement and such representations and warranties are hereby incorporated herein by this reference as though set forth in their entirety herein. Debtor further warrants and represents that Debtor keeps all material Collateral and related books and records, including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral, at the locations set forth in Schedule 1. Debtor shall not keep the originals of such books and records and or any material Collateral at any other location unless: (i) Debtor gives Secured Party written notice of such removal and the new location of said books and records and/or Collateral at least thirty (30) days prior thereto; and (ii) such other location is within the United States of America. Debtor further warrants and represents that Debtor shall advise Secured Party at least thirty (30) days prior to Debtor’s opening of any new office or place of business or its closing of any existing office or principal place of business.

4. Further Assurances.

(a) Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action consistent with this Security Agreement and the Note, that Secured Party may reasonably deem necessary or desirable, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b) Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

5. Default. An “Event of Default” under the Note shall be deemed an Event of Default for purposes of this Security Agreement.

6. Remedies of the Secured Party in the Event of Default. Upon the occurrence and during the continuance of an Event of Default, and the failure of Maker to cure such Event of Default as provided in Section 7 of the Note, Secured Party shall have the following rights and remedies:

(a) In addition to any other rights and remedies contained in this Security Agreement, all of the rights and remedies of a secured party under the UCC or other similar applicable law, all of which rights and remedies shall be cumulative and nonexclusive, to the extent permitted by law;

(b) The right to collect any and all amounts due Debtor from any account debtor to the extent such account is included in the definition of Collateral;

(c) The right to: (i) enter upon the premises of Debtor, without any obligation to pay rent to Debtor, without first obtaining a final judgment or giving Debtor notice and opportunity for a hearing on the validity of Secured Party’s claim, or any other place or places where the Collateral is located and kept, and remove the Collateral therefrom to the premises of Secured Party or any agent of Secured Party for such time as Secured Party may desire, in order to effectively collect or liquidate the Collateral; or (ii) require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, in its sole discretion;

(d) The right to: (i) do all acts and things necessary, in Secured Party’s sole discretion, to fulfill Debtor’s obligations under this Security Agreement; (ii) endorse the name of Debtor upon any chattel paper, documents, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; and (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Debtor has access; and

(e) The right to: (i) sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Secured Party, in its sole discretion, may deem advisable; (ii) adjourn such sales from time to time with or without notice; and (iii) conduct such sales on Debtor’s premises or elsewhere and use Debtor’s premises without charge for such sales for such time or times as Secured Party may see fit. Secured Party is hereby granted a license or other right to use, without charge, Debtor’s labels, copyrights, right of use of any name, trade secrets, patents, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling of Collateral and Debtor’s rights under all licenses and all franchise agreements shall inure to Secured Party’s benefit. Secured Party shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys’ fees and expenses incurred by Secured Party for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Obligations; and third to the principal of the Obligations. If any deficiency shall arise, Debtor shall remain liable to Secured Party therefor.

7. Waiver by Debtor. Debtor hereby waives presentment, notice of dishonor and protest of all commercial paper at any time held by Secured Party on which Debtor is in any way liable, and waives notice of action taken by Secured Party except where required hereby.

8. Discretionary Rights of Secured Party. Exercise of or omission to exercise any right of Secured Party shall not affect any other subsequent right of Secured Party to exercise the same and the waiver of any Event of Default by Secured Party shall not be deemed a waiver of any subsequent Event of Default.

9. Waiver by Secured Party. Upon the occurrence of an Event of Default, Secured Party may waive in writing its right to receive the benefits of the remedies to which Secured Party is entitled pursuant to this Security Agreement.

10. Secured Party Appointed Attorney-In-Fact. Debtor hereby irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes: (a) to do all acts and things which Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Security Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral, provided, however, that Debtor has failed to do so promptly after demand by Secured Party; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Debtor is obligated to do under this Security Agreement, at the expense of Debtor so obligated and without any obligation to do so, provided, however, that Debtor has failed to do so promptly after demand by Secured Party; (c) to prepare, sign, file and/or record, for Debtor in the name of Debtor, any financing statement, application for registration, and like papers and to take any other action deemed by Secured Party necessary or desirable in order to perfect the security interests granted hereby, provided, however, that Debtor has failed to do so promptly after demand by Secured Party; and (d) upon the occurrence and during the continuance of an Event of Default to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party’s security interests therein, provided however, that Debtor has failed to do so promptly after demand by Secured Party, provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and absent bad faith or actual malice, Secured Party shall have no liability or responsibility for any act or omission taken with respect thereto. Secured Party shall notify Debtor of any action taken pursuant to this Section 10.

11. Duties of Secured Party. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon

Secured Party to exercise any such powers. Except for the safe custody of any Collateral in Secured Party’s possession and the accounting for monies actually received by Secured Party hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

12. Other Liens. Except for the security interest created by this Security Agreement, Debtor shall not create or suffer to exist any lien upon or with respect to any of the Collateral without the prior written consent of Secured Party.

13. Miscellaneous.

(a) Descriptive Headings. The descriptive headings of this Security Agreement are inserted for convenience only and do not affect the meaning of any provisions herein.

(b) Governing Law. This Security Agreement has been executed in and shall be governed by the laws of the State of California. As part of the consideration for Secured Party’s investment herein, Secured Party and Debtor hereby agree that all actions or proceedings arising directly or indirectly hereunder, whether instituted by Secured Party or Debtor, may, at the option of Secured Party, be litigated in courts having situs within the State of California, County of Orange County and Debtor hereby expressly consents to the jurisdiction of any local, state or federal court located within said state and county, and consents that any service of process in such action or proceeding may be made by personal service upon Debtor wherever Debtor may be located, or by certified or registered mail directed to Debtor at its last known address. Debtor and Secured Party waive trial by jury, any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder in such County.

(c) Notices. Any notice, demand or other communication required or permitted under the terms of this Security Agreement shall be in writing and shall be made by telegram, telex or electronic transmitter or certified or registered mail, return receipt requested, and shall be deemed to be received by the addressee on the date delivery is confirmed, if sent by Federal Express, Express Mail, or other similar overnight delivery service, the date of electronic confirmation of receipt, if sent by telegram, telex, telecopy or electronic transmitter, and three (3) business days after mailing, if sent by certified or registered mail, with postage prepaid, and properly addressed. Notices shall be addressed as provided below:

If to Secured Party:	Barry D. Plost
c/o Biomat USA
1925 Century Park East, Suite 920
Los Angeles, California 90024

If to Debtor:	SeraCare Life Sciences, Inc.
1935 Avenida del Oro, Suite F
Oceanside, California 92056
Facsimile: (760) 806-8933

Attention: Michael F. Crowley, President

With a copy to:

O’Melveny & Myers LLP
114 Pacifica, Suite 100
Irvine, California 92618
Facsimile: (949) 737-2300
Attention: David A. Krinsky, Esq.

Any party may change its address for this purpose by giving a written notice thereof as herein provided.

(d) Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Security Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Security Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

(e) Final Agreement. This Security Agreement and the related loan documents constitute the final agreement of the parties concerning the matters herein and supersede all prior and contemporaneous agreements and understandings.

(f) Amendment. This Security Agreement may be amended by an instrument in writing executed by Debtor and Secured Party.

(g) Counterparts. This Security Agreement may be executed in two counterparts, either one of which need not contain the signatures of both parties, but both of which counterparts when taken together shall constitute one and the same Security Agreement.

(h) No Strict Construction. Debtor and Secured Party hereby waive the benefit of any statute or rule of law or judicial decision, including without limitation California Civil Code § 1654, which would otherwise require that the provisions of this Security Agreement be construed or interpreted most strongly against the party responsible for the drafting thereof.

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IN WITNESS WHEREOF, the parties have executed this Security Agreement to be effective as of the date first above written.

DEBTOR:

SERACARE LIFE SCIENCES, INC.
a California corporation

By:	/s/ Michael Crowley Jr.
Name: Michael Crowley Jr.
Title: President

SECURED PARTY:

BARRY D. PLOST

/s/ Barry Plost

SCHEDULE 1

LOCATIONS

1.	1935 Avenida del Oro, Suite F, Oceanside, California 92056
2.	21 North York Road, Hatboro, Pennsylvania 19040